Burnout Paradise LLC

Invest in BURNOUT PARADISE, the hit show coming to Astor Place Theatre, NYC. Five performers. Four treadmills. One chance to beat the clock. A simple wager between performer and audience becomes a desperate attempt to complete a series of escalating tasks that push the limits of human ability!


BURNOUT PARADISE
CREATED BY PONY CAM
ASTOR PLACE THEATRE
THE LONGEST RUNNING SHOW IN NYC
BURNOUTPARADISE.COM

Invest

$1,000 minimum investment

DEADLINE: March 6, 2026

in 21 days

UNIT PRICE
$1

TOTAL RAISED ON NETCAPITAL
$0

TOTAL RAISED THIS ROUND
$0

VALUATION THIS ROUND
$750,000

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

INTRODUCTION

BURNOUT PARADISE is an international theatrical phenomenon that combines all the things New Yorkers hold dear: people watching, competition, rolling up one's sleeves to get the job done, cheering on the underdogs, a three-course meal, and an unreplicatable evening out. With potency and showmanship, the award-winning Australian company, Pony Cam enacts the recklessness, euphoria, and optimism that comes before burnout–while activating a collective experience with the audience that could not otherwise be had... and won't happen exactly that way ever again.

We believe investing in BURNOUT PARADISE is a unique opportunity to open participation to broader, more representative communities. Opportunities to invest in commercial theatre and support the performing arts are often limited by socioeconomic barriers, including who has had access to capital and industry connections.

PRESS


PRESS
★★★★
'Pure entertainment...
BURNOUT is **PARADISE** indeed'
-Roma Torre, New York Stage Review
'Chaotic, Splashy, Overwhelming, and Silly.
And... a pop of joy'
-Loren Noveck, Exeunt NYC
'**BURNOUT PARADISE** is a fun (and quick)
evening at the theatre'
-Amelia Merrill, New York Theatre Guide
'**Burnout Paradise** is a batshit-wild and
tremendously fun new show, but also a
moving testament to genuine camaraderie'
-Joey Sims, Theatrely
2

- Website
- **Playbill**
  BURNOUT PARADISE to Return Off-Broadway

SUCCESS TO DATE


2023 - Melbourne Fringe Festival
2024 - Melbourne Rising Festival
2024 - Bondi Festival, Sydney
2024 - Edinburgh Fringe Festival
2024 - St Ann's Warehouse, NYC
2025 - WOW Festival, San Diego
2025 - Cork Midsummer Festival
-2026-
HISTORY
ASTOR PLACE THEATRE
5

THE PROBLEM & OUR SOLUTION

There is a growing generational disconnect with younger audiences around access to and affordability of live theatre.

Many Gen Z and Millennial audiences are drawn to experiential live events over "traditional" theatre.

Because commercial theatre investments have typically been limited to accredited investors, participation has remained concentrated among a relatively small group, leaving many artists and theatre lovers on the sidelines.

BURNOUT PARADISE is taking Off-Broadway by storm.

It's a live show you'll never forget, as the people onstage make a desperate attempt to complete a series of escalating tasks, like cooking a three-course meal and filling out a grant application... all while running on treadmills. And if they don't complete their to-do list in one hour's time. . . there will be consequences. Burnout Paradise is part comedy, part endurance feat, part theatrical explosion–but more than anything, it's a **euphoric, visceral celebration of our tendency to run full tilt towards life's endless challenges.**

BURNOUT PARADISE is a singular live-event experience that engages multi-generational audiences. This one-of-kind theatrical hit has sold out in venues globally.

This production of BURNOUT PARADISE playing at the historic Astor Place Theatre offers competitive ticket pricing for live events in NYC, giving audiences from all demographics access to high-end great night out entertainment at incredible value.



BEHIND THE SCENES


THE TEAM
PONY CAM
THEATRE COLLECTIVE
PARROT OX
No Guarantees
3

Pony Cam

Pony Cam is an award-winning Australian experimental theatre collective of five artists—Claire Bird, Ava Campbell, William Strom, Dominic Weintraub, and Hugo Williams—known for creating playful, chaotic, and highly physical, interactive performances. Formed in Melbourne, they focus on themes of community, absurdity, and burnout, often breaking down the fourth wall.

No Guarantees Productions

No Guarantees Productions is a Tony Award–winning theatre producer and investor reimagining how theatre is made, financed, and experienced. Founded in 2017, No Guarantees produces artist-driven stories across Broadway, the West End, and Off-Broadway, while investing in the people, companies, ideas, technology, and venues shaping the future of live theatre. From the historic Astor Place Theatre, which it programs and operates as a hub for bold new work, to its investment in SINE Digital, which uses data science to transform how live entertainment connects with audiences, No Guarantees leverages its deep experience and resources to take strategic risks that move the theatre industry forward. No Guarantees Productions has produced James Ijames' Pulitzer Prize-winning play, Fat Ham, Andrew Lloyd Webber's Bad Cinderella, Sam Mendes and Jez Butterworth collaboration, The Hills of California, Saheem Ali and Michael Thurber's musical Goddess at the Public Theater and co-produced Sunset Blvd., Merrily We Roll Along, Hadestown, among many others.

Parrot Ox

Parrot Ox is an Australian-based theatrical production and management company, led by executive producer Lauren Eisinger with Dans Maree Sheehan known for producing bold, genre-defying, and immersive, site-specific performances. With over 15 years of experience, the company specializes in touring, festival management, and supporting artists, including collaborations with Pony Cam, Legs on the Wall, and Circus Oz.

> **"According to the Broadway League and as a parallel to the Off Broadway market, Broadway in NYC brought in a record-breaking $1.89 billion in gross revenue during the 2024-2025 season (ending May 2025), driven by 14.7 million attendances. This figure marks the highest-grossing season in Broadway history, surpassing the previous record from the 2018-2019 season."**
>
> ---
> *The Broadway League*

BUSINESS MODEL & MARKET

- BURNOUT PARADISE earns net income through ticket and merchandise sales.

The following info-graphics demonstrate the vibrancy of the Greenwich Village neighborhood where the Astor Place Theatre is located.


The Greater Village Market Area
Defining the Village as One Consolidated Market
14th Street
The Greater Village Market Area
VILLAGE ALLIANCE
Houston Street
We're the heart of The Village.
The 2024 Greater Village Market Report highlights the trends and key metrics demonstrating what every New Yorker knows: Greenwich Village is at the center of art, culture, and creativity in the City. This scene drives economic vitality in the area and makes it far more resilient and dynamic than other commercial districts in Manhattan.
This report is produced by the Village Alliance District Management Association whose boundaries cover the heart of Greenwich Village.
VILLAGE ALLIANCE

Source


Astor Place: The Village's Town Square
Visitation Trends in Astor Place
140K
VISITS IN ONE DAY TO ASTOR PLACE
14%
INCREASE FROM 2019
11K
arrivals from the north
3.5 M
MORE VISITS TO THE BID THAN LAST YEAR
Foot traffic in the Village Alliance Business Improvement District continues to rebound from the pandemic - we saw 3.5 million more visitors in FY 24 than in FY 23, an increase of 25 percent.
40K
arrivals from the west
13K
arrivals from Astor Place Train
15K
arrivals from the east
Astor Place is the heart of our neighborhood. With year-round seating, Tony Rosenthal's iconic spinning cube, and food kiosks, people come to Astor Place to see outdoor performances, meet friends and take a moment to relax before moving on to their next destination.
Astor Place receives over 100K visits each day. It reached a peak of 140K visits in September 2024, a 14 percent increase over pedestrian counts in September 2019.
47K
arrivals from the south
Arrows show the path of arrivals that visitors take to Astor Place.
12K
arrivals from the southeast
VILLAGE ALLIANCE
Source: Placer.ai; Exteros data, September 2024 , Village Alliance



Source


Foot Traffic Recovery
2,000,000
1,500,000
1,000,000
500,000
0
Total Visits
March 2020
Mar
June
Sept
Dec
2020
2021
2022
2023
Source: Placer.ai measurement of unique visits within the Village Alliance boundary

Foot traffic in the district continues to grow from the Covid-19 pandemic.

Source

Tourism

- Hotel occupancy and revenue data for New York City suggest that tourism has remained resilient through November, even as it has weakened nationwide.
- The local hotel occupancy rate averaged 88% in both October and November—up slightly from a year earlier—while revenues (per available room) were up 5%, slightly exceeding overall inflation. Nationally, both hotel occupancy and revenues were down modestly, with sizable drops in Miami, Las Vegas, Houston, Atlanta, and (not surprisingly) Washington DC.
- Broadway theatre attendance has been steady and roughly on par with its pre-pandemic mark for the past 6 weeks, while revenues have risen moderately over the same time period, as shown in Chart 5 below. Relative to last autumn, theatre attendance and revenues are both up substantially.

Chart 5


Broadway Theater Attendance & Revenues
Percent Above/Below Comparable Week in 2019 (4-Week Moving Average)
Revenue
Attendance
Percent
40
20
0
-20
-40
-60
-80
-100
8/21/2021
10/17/2021
12/12/2021
2/6/2022
4/3/2022
5/29/2022
7/24/2022
9/18/2022
11/13/2022
1/8/2023
3/5/2023
4/30/2023
6/25/2023
8/20/2023
10/15/2023
12/10/2023
2/4/2024
3/31/2024
5/26/2024
7/21/2024
9/15/2024
11/10/2024
1/5/2025
3/2/2025
4/27/2025
6/22/2025
8/17/2025
10/12/2025
12/7/2025

Source: Broadway League

Source

TEAM



Christine Schwarzman

Founder and CEO

Christine Schwarzman began her career as field producer and writer at ABC News. After receiving her law degree, she specialized in intellectual-property asset management at the law firm of Cowan, Liebowitz & Latman. While at CL&L, she litigated cases for such corporate clients as Random House, Met Life, Warner Bros, Sony Entertainment, WWE and Altria.

She was the founder and CEO of IP Network, an enterprise software company specializing in the management and commercialization of Intellectual Property. Additionally, Christine serves as a trustee of Inner-City Scholarship Fund, as well as the board of Venetian Heritage. She is a member in good standing of the New York State Bar Association and American Intellectual Property Bar Association.



Megan O'Keefe

President and Chief Operating Officer

Megan is President and Chief Operating Officer at No Guarantees, where she serves as a producer on all of the company's shows and leads strategic initiatives, investments, partnerships, community engagement, and growth. Prior to No Guarantees, she served as General Manager for Broadway Roulette after its acquisition by TodayTix Group. While there, she facilitated their seed-3 fundraise and launched products including a subscription model for Broadway, two-tier seating selection, and a holiday pop-up site for London's West End. Previously, she worked as a corporate associate at Sullivan & Cromwell, LLP., as well as an assistant at Creative Artists Agency and The Public Theater. She holds a JD and an MBA from Columbia University, a BA from Harvard University, and is admitted to the NY Bar Association.

Now in her "third act," Christine is pursuing her lifelong love of theater by producing theatrical productions. In 2019, her producing company, No Guarantees, won their first Tony Award for Best Musical for Co-Producing Hadestown. In addition to Hadestown, No Guarantees has been Co-Producers on Tony Award winning productions Leopoldstadt, The Lehman Trilogy and Company. Other credits include Come From Away, Mean Girls, Here Lies Love, Funny Girl, Grey House, The Shark is Broken, Ain't Too Proud: The Life and Times of the Temptations, Hello, Dolly!, To Kill A Mockingbird with Jeff Daniels, Beetlejuice, Angels in America with Nathan Lane and Andrew Garfield, The Waverly Gallery with Elaine May, Gary: A Sequel to Titus Andronicus with Nathan Lane, King Lear with Glenda Jackson, Be More Chill, Moulin Rouge!, Tina—The Tina Turner Musical and The Old Man and The Pool. Off-Broadway, No Guarantees was the sole commercial support for the Drama Desk nominated Soft Power (Public Theater), in addition to supporting Endlings (New York Theater Workshop). During the 2022-2023 Broadway season, Christine and No Guarantees were the Lead Producers on the Pulitzer Prize winning play, Fat Ham, Andrew Lloyd Webber's Bad Cinderella, and Jez Butterworth's The Hills of California, directed by Sam Mendes. Other work includes Saheem Ali, Jocelyn Bioh and Michael Thurber's new musical, Goddess, Nell Benjamin and Laurence O'Keefe's new musical, Huzzah!, directed by Annie Tippe, and the upcoming Off Broadway Burnout Paradise and the Broadway bound Schmigadoon!, by Cinco Paul and directed by Christopher Gattelli.



Dylan Pager

Vice President, Artistic

Dylan Pager comes to No Guarantees from Baseline Theatrical where he worked on the general management teams of Hamilton, The Cher Show, Derren Brown: Secret, Coal Country, Hundred Days, Lempicka, Teeth, Bliss and Fat Ham, for which he also served as an Executive Producer. He is the Producer of David Kwong's The Enigmatist which has played New York, Los Angeles, Chicago and at The Kennedy Center in Washington DC. Over the pandemic he produced the virtual production Inside The Box alongside the Geffen Playhouse. Dylan sits on the board of The Play Group Theatre and serves as the producer of Northwestern University's showcase, where he is a proud alumnus.

INVESTOR INVITATION

BURNOUT PARADISE audiences around the world have embraced the kinetic chaos of this thrilling 70-minute show and this is an opportunity to not only invest but to be part of this performance piece poised on becoming **the next NYC must-see hit.**

USE OF PROCEEDS

If the offering's maximum amount of $750,000 is raised:

Use	Value	% of Proceeds
Company Salaries	$105,000	14.0%
Production Fees & Rehearsal Expenses	$90,000	12.0%
Physical Production	$113,250	15.1%
General & Administrative Fees	$127,500	17.0%
Advertising & Marketing	$262,500	35.0%
Theatre	$15,000	2.0%
Intermediary fees	$36,750	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Membership Interest Units, under registration exemption 4(a)(6), in Burnout Paradise LLC. This offering must reach its target of at least $10,000 by its offering deadline of March 6, 2026 at 11:01am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,500,000 units
× $1 per unit

$1,500,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Burnout Paradise LLC has presented in any webinars during the offering period, you may access them here

> Website

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